Exhibit 10.7

RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of April 28, 2014, between AP GAMING HOLDCO, INC., a Delaware corporation (the “Company”), and the Grantee set forth on the signature page to this Agreement (the “Grantee”).

WHEREAS, the Company, acting through the Company’s Board of Directors has agreed to grant to the Grantee, effective on the date hereof (the “Grant Date”), Restricted Shares (as defined below) under the AP Gaming Holdco, Inc. 2014 Long-Term Incentive Plan (the “Plan”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, as of the date hereof the Grantee is purchasing Shares from the Company pursuant to the Subscription Agreement and has entered into an adoption agreement, dated as of April 28, 2014, pursuant to which the Grantee became a party to the Securityholders Agreement; and

WHEREAS, future securities in the Company (including those being acquired pursuant to this Agreement) owned by the Grantee shall be subject to the terms of the Securityholders Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Grantee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

Section 2. Grant. Subject to the terms of this Agreement, the Company hereby grants to the Grantee an Award of Restricted Stock with respect to an aggregate of 50,000 restricted shares of Common Stock of the Company (subject to adjustment as provided in Article X of the Plan) (the “Restricted Shares”).

Section 3. Vesting. The Restricted Shares shall vest, and the restrictions imposed on the Restricted Shares pursuant to this Section 3 shall lapse, in five equal installments on each of the first five anniversaries of the Grant Date; provided that, in each case, the Grantee has not incurred a Termination of Service prior to the applicable vesting date. Notwithstanding the foregoing, in the event that the Grantee incurs a Termination of Service due to a termination by the Company without Cause or by the Grantee for Good Reason, any Restricted Shares that would have vested had the Grantee remained employed through the first anniversary of such Termination of Service shall accelerate and vest upon such Termination of Service. Any Restricted Shares that are not vested as of the date of the Grantee’s Termination of Service, and that do not vest upon such Termination of Service pursuant to the immediately preceding sentence, shall be immediately forfeited upon such Termination of Service. Prior to the vesting of a Restricted

Share, such Restricted Share shall not be transferable by the Grantee by means of sale, assignment, exchange, encumbrance, hypothecation, pledge or otherwise. After vesting of a Restricted Share, such Restricted Share shall have the same attributes, terms and conditions as other Shares, as set forth in the Securityholders Agreement, and shall be subject to repurchase as set forth in the Securityholders Agreement.

Section 4. Grantee’s Service. Nothing in this Agreement shall confer upon the Grantee any right to continue as an employee of, or other service provider to, the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates, as the case may be, in their respective sole discretion, to terminate the Grantee’s employment or service relationship or to increase or decrease the Grantee’s compensation at any time.

Section 5. Securities Law Representations. The Grantee acknowledges that the Restricted Shares are not being registered under the Securities Act based, in part, in (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Grantee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of clauses (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Grantee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Grantee is acquiring the Restricted Shares solely for the Grantee’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Grantee is an “accredited investor”, as that term is defined in Rule 501(a)(4) (5) or (6) of Regulation D promulgated under the Securities Act.

•	The Grantee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Restricted Shares. The Grantee has been furnished with, and/or has access to, such information as the Grantee considers necessary or appropriate for deciding whether to purchase the Restricted Shares. However, in evaluating the merits and risks of an investment in the Restricted Shares, the Grantee has and will rely only upon the advice of the Grantee’s own legal counsel, tax advisors, and/or investment advisors.

•	The Grantee is aware that any value the Restricted Shares may have depends on their vesting and certain other factors, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Grantee understands that the Restricted Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Grantee acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that the Grantee is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Grantee has read and understands the restrictions, limitations and the Company’s rights set forth in the Securityholders Agreement, the Plan and this Agreement that will be imposed on the Restricted Shares (including those restrictions and limitations which will continue after the Shares have vested). The Grantee acknowledges that to the extent the Grantee is not a party to the Securityholders Agreement at the time that the Grantee purchases the Restricted Shares, such purchase shall be treated for all purposes as effecting the Grantee’s simultaneous execution of the Securityholders Agreement and the Grantee shall be bound thereby.

•	The Grantee has not relied upon any oral representation made to the Grantee relating to the Restricted Shares or upon information presented in any promotional meeting or material relating to the Restricted Shares.

•	The Grantee understands and acknowledges that (a) any certificate evidencing the Restricted Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws or the Securityholders Agreement or the Plan, and (b) except as otherwise provided under the Securityholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

Section 6. Designation of Beneficiary. The Grantee may appoint any individual or legal entity in writing as his beneficiary to receive any Shares (to the extent not previously terminated or forfeited) under this Agreement upon the Grantee’s death or becoming subject to a Disability. The Grantee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Grantee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 7 of this Agreement before the date of the Grantee’s death. In the absence of a beneficiary designation, the legal representative of the Grantee’s estate shall be deemed the Grantee’s beneficiary.

Section 7. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

AP Gaming Holdco, Inc.

6680 Amelia Earhart Court

Las Vegas, NV 89119

Facsimile: (702) 722-6705

Attention: Vic Gallo

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (646) 350-1501

Attention: David Sambur

If to the Grantee, at the last address in the records of the Company; or, in all cases, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

Any of the foregoing notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 9. Grantee’s Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

Section 10. Modification of Rights. The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Restricted Shares granted hereby). Notwithstanding the foregoing, the Grantee’s rights under this Agreement and the Plan may not be materially impaired without the Grantee’s prior written consent.

Section 11. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 12. Restrictive Covenants. The purchase, grant and vesting of the Restricted Shares pursuant to this Agreement shall be subject to the Grantee’s continued compliance with the restrictive covenants in Section 9 of the Securityholders Agreement and the restrictive covenants set forth in any individual agreement between the Grantee and the Company (or one of its Affiliates).

Section 13. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 14. Entire Agreement. This Agreement, the Plan, the Securityholders Agreement and the other writings specifically referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 15. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 16. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 17. Dividend and Voting Rights. After the Grant Date, the Grantee shall be entitled to cash dividends that are payable on the same number of Shares as the Restricted Shares, except that such dividends shall vest only and be payable as and when the underlying Restricted Shares become vested. In addition, the Grantee shall have voting rights with respect to the Restricted Shares subject to the Award, provided that such rights shall terminate immediately as to any Restricted Shares that are repurchased by the Company or that are otherwise forfeited.

Section 18. Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code or other event with respect to the Restricted Shares. The Company’s obligation to deliver the Restricted Shares or any certificates evidencing the Restricted Shares (or to make a book entry or other electronic notation indicating ownership of the Restricted Shares), or otherwise remove the restrictive notations or legends on such shares or certificates that refer to nontransferability as set forth in Section 3 of this Agreement, is subject to the condition precedent that the Grantee either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee under, or as may otherwise be permitted under, Article XV of the Plan.

Section 19. Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Agreement, the Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related Restricted Property. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s)-in-fact to (1) effect any transfer to the Company (or other purchaser, as the case may be) of the Restricted Shares acquired pursuant to this Agreement (including any related Restricted Property) that are repurchased by the Company (or other permitted purchaser), and (2) execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

AP GAMING HOLDCO, INC.

By:
	Name:	David Sambur
	Title:	Chief Executive Officer, President, Treasurer and Secretary

DAVID LOPEZ